Exhibit 99.B(d)(12)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING EQUITY TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund*	Class A	Class B	Class C	Class I	Class Q	Class W	Class O
ING Equity Dividend Fund(4) Initial Term Expires October 1, 2009	1.25%	2.00%	2.00%	1.00%	N/A	1.00%	N/A

ING MidCap Opportunities Fund(3),(4) Initial Term Expires October 1, 2006	1.75%	2.45%	2.45%	1.45%	1.60%	1.50%	1.70%

ING Value Choice Fund(1),(2),(3) Term for Classes A, B, C, I and W Expires October 1, 2011 Initial Term for Class O Expires October 1, 2009	1.40%	2.15%	2.15%	1.15%	N/A	1.15%	1.40%

(1)

Class W Shares of ING Value Choice Fund, ING Opportunistic LargeCap Fund and ING SmallCap Value Multi-Manager Fund effective December 17, 2007. The Initial Term for Class W Shares expires October 1, 2009.

(2)

The extension of the term for ING Value Choice Fund through October 1, 2011 is effective September 6, 2008 and is contingent upon the shareholder approval of the merger of ING LargeCap Value Fund into ING Value Choice Fund.

(3)

Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund effective May 30, 2008. The Initial Term for Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund expires October 1, 2009.

(4)

Class W Shares of ING Equity Dividend Fund and ING MidCap Opportunities Fund effective June 1, 2009. The Initial Term for Class W Shares of ING Equity Dividend Fund and ING MidCap Opportunities Fund expires October 1, 2010.

	Maximum Operating Expense Limit (as a percentage of average net assets)
Name of Fund*	Class A	Class B	Class C	Class I	Class Q	Class W	Class O
ING Opportunistic LargeCap Fund(1) Term for Classes A, B, C, and I Expires October 1, 2011 Initial Term for Class W Expires October 1, 2009	1.25%	2.00%	2.00%	1.00%	N/A	1.00%	N/A

ING SmallCap Value Multi-Manager(1) Fund Initial Term for Classes A, B, C, and I Expires October 1, 2006 Initial Term for Class W Expires October 1, 2009	1.50%	2.25%	2.25%	1.25%	N/A	1.25%	N/A

H.E.	HE

Date Last Amended: June 1, 2009

*      This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(1)

Class W Shares of ING Value Choice Fund, ING Opportunistic LargeCap Fund and ING SmallCap Value Multi-Manager Fund effective December 17, 2007. The Initial Term for Class W Shares expires October 1, 2009.

(2)

The extension of the term for ING Value Choice Fund through October 1, 2011 is effective September 6, 2008 and is contingent upon the shareholder approval of the merger of ING LargeCap Value Fund into ING Value Choice Fund.

(3)

Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund effective May 30, 2008. The Initial Term for Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund expires October 1, 2009.

(4)

Class W Shares of ING Equity Dividend Fund and ING MidCap Opportunities Fund effective June 1, 2009. The Initial Term for Class W Shares of ING Equity Dividend Fund and ING MidCap Opportunities Fund expires October 1, 2010.